PRICING SUPPLEMENT NO. 88                                       Rule 424(b)(3)
DATED: May 8, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes  Book Entry Notes
$15,000,000                      [x]                  [x]

Original Issue Date:             Fixed Rate Notes     Certificated Notes
May 14, 1998                     [_]                  [_]


Maturity Date:                   CUSIP#: 073928 BY 8
May 12, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                        Optional             Optional
                      Redemption        Repayment            Repayment
Redeemable On         Price(s)          Date(s)              Price(s)
-------------         -----------       ----------           ----------

N/A                   N/A               N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[_]         Treasury Rate                Interest Reset Period: Monthly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%

---------------------------

*        The 14th of each month.

**       The 14th of each month.

*** The one-month LIBOR rate as of May 12, 1998 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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